SECURITIES AND EXCHANGE COMMISSION
                    Washington,  D.C.  20549

                              _____


                            FORM 8-K


                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15 (d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                       NOVEMBER 30, 1995
        Date of Report (Date of earliest event reported)



                      STAFF BUILDERS, INC.
     (Exact name of Registrant as Specified in its Charter)



         DELAWARE                     0-11380            11-2650500
(State or other jurisdiction   (Commission File No.)    (IRS Employer
      of incorporation)                              Identification No.)


  1983 MARCUS AVENUE,  LAKE SUCCESS,  NEW YORK            11042
     (Address of Principal Executive Offices)          (Zip Code)


                               (516) 358-1000
           (Registrant's telephone number, including area code)


                                NOT APPLICABLE
  (Former Name or Former Address, if Changed Since Last Report) (Zip Code)

Item 5.   Other Events

          On November 22, 1995, Staff Builders, Inc. (the "Company") announced that (i) it was taking a charge in the third quarter ending November 30, 1995 to cover the discontinuation of two unprofitable divisions; and (ii) it was recording a reserve due to a revision in the methodology used to allocate corporate overhead between its Medicare and private sector businesses, which revision is being required by its Medicare fiscal intermediary. Both of the discontinued divisions were in the development stage. One performed case management services for independent insurance carriers engaged in the long-term care insurance business and the other provided back-office services and financing to independent home health care providers. The total of the charges for the write-off of unprofitable divisions and the reserve for reimbursement adjustment has not been determined, but the Company believes that it could amount to $2.5 million after taxes, or $.10 per share for the third quarter ending November 30, 1995.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herunto duly authorized.

                                   STAFF BUILDERS, INC.



November 30, 1995                  by: /s/ Gary Tighe
                                   ------------------------
                                   Name:  Gary Tighe
                                   Title: Senior Vice President
                                          Finance and Chief
                                          Financial Officer